                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                        -------------------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        -------------------------------


                               OCCUSYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

             DELAWARE                                      75-2543036
(State of Incorporation or organization)                (I.R.S. Employer
                                                      Identification Number)

          3010 LBJ FREEWAY
             SUITE 400
           DALLAS, TEXAS                                    75234
(Address of principal executive offices)                  (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:  NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                              Title of each class
                              to be so registered
                              -------------------

                  6% CONVERTIBLE SUBORDINATED NOTES DUE 2001
                               (Title of Class)
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
------    -------------------------------------------------------

6% CONVERTIBLE SUBORDINATED NOTES DUE 2001

     OccuSystems, Inc. (the "Company") hereby incorporates by reference the section entitled "Description of Notes" contained in the Company's Registration Statement under the Securities Act of 1933 on Form S-3 (the "1933 Act Registration Statement") filed with the Securities and Exchange Commission on January 31, 1997.

ITEM 2.   EXHIBITS.
------    --------

     4.1 Indenture, dated as of December 24, 1996, between the Company and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the 1933 Act Registration Statement).

     4.2 Registration Rights Agreement, dated as of December 24, 1996, among the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Alex. Brown & Sons Incorporated and Piper Jaffray Inc. (incorporated by reference to Exhibit
4.2 to the 1933 Act Registration Statement).
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           OCCUSYSTEMS INC.



Date:  May 13, 1997                        By: /s/ James M. Greenwood
                                           ------------------------------
                                           Name:   James M. Greenwood
                                           Title:  Senior Vice President,
                                                   Chief Financial Officer
                                                    and Treasurer
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                                 EXHIBIT INDEX


Exhibit                                                            Sequentially
Number                         Description                         Numbered Page
------                         -----------                         -------------

 4.1        Indenture, dated as of December 24, 1996, between            *
            the Company and United States Trust Company of New
            York, as Trustee.
 4.2        Registration Rights Agreement, dated as of December          *
            24, 1996, among the Company and Donaldson, Lufkin &
            Jenrette Securities Corporation, Alex. Brown & Sons
            Incorporated and Piper Jaffray Inc.

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*  Incorporated by reference to the 1933 Act Registration Statement.